Exhibit 24(b)(11)


                       Consent of Independent Accountants

To the Board of Directors of
ASM Fund

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (File No. 811-06187 hereafter the "Registration Statement") of ASM Fund of our report dated December 5, 1996, relating to the financial statements and financial highlights of ASM Fund for the year ended October 31, 1996 appearing in the October 31, 1996 Annual Reports to Shareholders of the Fund, which annual report is incorporated by reference in the Registration Statement.

We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and as "Auditors" in the Statement of Additional Information.


Coopers & Lybrand L.L.P.


Tampa, Florida
February 28, 1997
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                       Report of Independent Accountants

To the Shareholders and Board of Directors of ASM Fund (the Fund)

     We have audited the accompanying statement of assets and liabilities of the Fund, including the schedule of portfolio investments, as of October 31, 1996, and the related statement of operations, the statement of changes in net assets, and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of October 31, 1996, the results of its operations, the changes in the net assets and the financial highlights for the year then ended, in conformity with generally accepted accounting principles.

     We also audited the adjustments described in Note 5 that were applied to restate the expense ratios included in the financial highlights for the years ended October 31, 1995, 1994 and 1993. In our opinion, such adjustments are appropriate and have been properly applied.

COOPERS & LYBRAND, L.L.P.

Tampa, Florida
December 5, 1996

                       Consent of Independent Accountants

To the Board of Directors of
ASM Fund

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (File No. 811-06187 hereafter the "Registration Statement") of ASM Fund of our report dated December 27, 1995, relating to the financial statements and financial highlights of ASM Fund for the year ended October 31, 1995 appearing in the October 31, 1996 Annual Reports to Shareholders of the Fund, which annual report is incorporated by reference in the Registration Statement. Our consent is before restatement of expense ratios included in the financial highlights for the years ended October 31, 1995, 1994 and 1993.

We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus.


HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
March 3, 1997